Exhibit 99.1

Kimberly Harriman Joins Plug Power Board of Directors

LATHAM, N.Y., February 22, 2021 -- Plug Power Inc. (NASDAQ: PLUG), a leading provider of hydrogen, hydrogen engines and fueling solutions enabling e-mobility, has appointed Kimberly Harriman to Plug Power’s Board of Directors, and newest member to the Company’s audit committee. Ms. Harriman currently serves as Vice President, State Government Relations and Public Affairs, of Avangrid, Inc., an NYSE-listed energy provider operating in 24 states.

Ms. Harriman has over twenty years of experience in the energy industry. With Avangrid, she coordinates state government relations and public affairs for electric and gas utility subsidiaries in New York, Connecticut, Massachusetts and Maine and renewable onshore and offshore energy projects across 22 states. She contributes to the development of company policy positions on key energy issues, including greenhouse gas emission reductions, growth of renewable energy penetration, and investment in electric grid infrastructure.

Prior to Avangrid, she served as Senior Vice President, Public and Regulatory Affairs with New York Power Authority (NYPA), the largest public utility in the United States. Among many responsibilities to leverage her extensive regulatory experience to identify and capitalize on new business models and market opportunities, Harriman also led government and community affairs, including interface with local, state, and federal elected leaders and community stakeholders to further the policies and positions of the Power Authority across the NYPA network. She was the liaison with the NY Governor’s Office, interfacing on key initiatives including grid modernization, natural gas evolution, climate law and policy.

“Ms. Harriman’s experience in the energy industry strengthens the core competencies of our Board, as we develop and execute strategies for green hydrogen in the global energy matrix,” said Andy Marsh, CEO of Plug Power. “On behalf of Plug Power and our Board of Directors, I welcome Kim, and look forward to having her experience to help us build out the first nationwide green hydrogen network.”

“Plug Power is the global innovator in the green hydrogen energy space,” said Kim Harriman. “There is no denying the tremendous potential for this energy solution. I look forward to influencing adoption globally.”

Ms. Harriman holds a J.D. from Albany Law School of Union University and a B.A. in Political Science from Siena College.

About Plug Power

Plug Power is building the hydrogen economy as the leading provider of comprehensive hydrogen fuel cell turnkey solutions. The Company’s innovative technology powers electric motors with hydrogen fuel cells amid an ongoing paradigm shift in the power, energy, and transportation industries to address climate change and energy security, while meeting sustainability goals. Plug Power created the first commercially viable market for hydrogen fuel cell technology. As a result, the Company has deployed over 40,000 fuel cell systems for e-mobility, more than anyone else in the world, and has become the largest buyer of liquid hydrogen, having built and operated a hydrogen highway across North America. Plug Power delivers a significant value proposition to end-customers, including meaningful environmental benefits, efficiency gains, fast fueling, and lower operational costs. Plug Power’s vertically-integrated GenKey solution ties together all critical elements to power, fuel, and provide service to customers such as Amazon, BMW, The Southern Company, Carrefour, and Walmart. The Company is now leveraging its know-how, modular product architecture and foundational customers to rapidly expand into other key markets including zero-emission on-road vehicles, robotics, and data centers. Learn more at www.plugpower.com.

Safe Harbor Statement

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc.("PLUG"), including but not limited to statements about PLUG's expectations regarding building out the first nationwide green hydrogen network. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of PLUG in general, see PLUG’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of PLUG’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

SOURCE: PLUG POWER

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The Bulleit Group

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